UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/20/2008

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

ABX Air, Inc., a wholly-owned subsidiary of Air Transport Services Group, Inc., and DHL Network Operations (USA), Inc., a wholly-owned subsidiary of DPWN Holdings (USA), Inc., are parties to an ACMI Service Agreement, dated August 15, 2003. Under the Agreement, ABX Air provides air cargo transportation services to DHL on a cost plus basis. The Agreement has an initial term of seven years. However, upon prior notice, DHL can terminate specific aircraft, add to, delete or modify the air routes ABX Air operates for DHL under the Agreement.

ABX Air and DHL Express (USA), Inc., which is also a wholly owned subsidiary of DPWN Holdings (USA), Inc., are parties to a Hub and Line-Haul Services Agreement, dated August 15, 2003, pursuant to which ABX Air provides staff to conduct package handling, package sorting, warehousing, as well as airport facilities and equipment maintenance services for DHL, also on a cost plus basis.

On June 20, 2008, DHL notified ABX Air that DHL will be reducing the amount of air cargo transportation services that ABX Air is providing under the ACMI Service Agreement by twenty-three (23) DC-9 aircraft, affecting sixteen (16) scheduled air routes, by the end of 2008.

Additional information regarding the termination of these aircraft can be found in Air Transport Services Group, Inc.'s press release attached hereto as Exhibit 99.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.       Description

---------------      -----------------

99.                     Press release issued by Air Transport Services Group, Inc. on June 26, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: June 26, 2008	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. Vice President, Corporate General Counsel & Sec.

Exhibit Index

Exhibit No.	Description
EX-99.	ATSG Receives Notice of DC-9 Fleet Reductions from DHL